Exhibit 23-b









             CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 33-51799, 333-18139 and 333-50396) and Form S-8 (File Nos. 33-45618 and 333-
32636) of Kansas City Power & Light Company of our report dated February 20, 2001 relating to the financial statements, which appears in this Form 10-K.


                               /s/PricewaterhouseCoopers  LLP
                               PricewaterhouseCoopers LLP




Kansas City, Missouri
February 28, 2001